EXHIBIT 23.2





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employee Stock Purchase Plan of 360 Communications Company of our report dated February 14, 1997, with respect to the consolidated financial statements and schedule of Kansas City SMSA Limited Partnership included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission. The financial statements referred to above are not included in the Form 10-K.



                                                      Ernst & Young LLP

San Antonio, Texas
March 27, 1997